                                                                      EXHIBIT 99


VALUEVISION MEDIA ANNOUNCES FINANCIAL RESULTS FOR FISCAL THIRD QUARTER 2004

THIRD QUARTER RESULTS IN LINE WITH OCTOBER 24TH EARNINGS PRE-RELEASE; SHOPNBC ENCOURAGED BY PROGRESS ON SEVERAL KEY INITIATIVES, INCLUDING CUSTOMER ACQUISITION, CUSTOMER RETENTION, UNIT GROWTH, AND CATEGORY DIVERSIFICATION

MINNEAPOLIS, Nov. 23 -- ValueVision Media (Nasdaq: VVTV - News) today announced financial results for its third quarter ended October 31, 2004.

Consolidated net sales for the third quarter were $144.3 million. Internet net sales were a third quarter record $27.6 million. Consolidated net loss was $34.6 million in the third quarter and EBITDA, as defined below, was a loss of $29.9 million.

The Company recorded a third quarter charge of approximately $11.3 million related to long-lived asset impairments of FanBuzz, a wholly owned subsidiary, driven primarily by the loss of a major partnership contract. Additionally, ValueVision recorded a third quarter charge of approximately $3.3 million associated with the elimination of a number of positions within the company.

QUARTERLY HIGHLIGHTS

     o    ShopNBC.com represented 19% of consolidated net sales

     o Home, apparel, and cosmetics categories grew to 21% from 17% over year ago quarter

     o    New customer count was up 17% over last year's same period

     o    Unit volume growth was up 16% versus year ago period

     o    Average price point was $180, a 20% decrease versus prior year quarter

RECENT COMPANY DEVELOPMENTS

     o    ShopNBC Network and ShopNBC.com redesigned

     o    Company introduced Key Merchandising Initiative: "Our Top Value"

     o    NBC Cable Executive appointed to Value Vision Board of Directors

     o    Six New Hosts Hired

SHOPNBC AND SHOPNBC.COM REDESIGN

ValueVision launched a brand new look for ShopNBC and ShopNBC.com. The new look incorporates a state-of-the-art communication redesign with graphic and sound elements choreographed to present product offers more clearly and effectively. This includes a higher level of aesthetic appeal, such as a new on screen graphic, original music, a coming-up menu, catchy promotional packages, and topical transition segments. As part of the redesign, the Company launched a new tagline "Be Good To Yourself," which will be the unifying theme across all customer touch points. The new and improved website embodies a number of features


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and functionality enabling customers to better browse and shop from the convenience of their home or work place.

MERCHANDISING INITIATIVE: "OUR TOP VALUE"

Coincident with the launch of ShopNBC's TV network redesign, ValueVision debuted a key merchandising initiative called "Our Top Value" (OTV), a daily special product offer at an exceptional value for one day only. OTV products are unique, high quality, and timely. They have broad consumer appeal and are priced at least 15% below ShopNBC's regular price and well below retail.

NBC UNIVERSAL EXECUTIVE, DOUG HOLLOWAY, JOINS BOARD OF DIRECTORS

Douglas V. Holloway, President of Cable Investments for NBC Universal Cable, oversees NBC Universal's joint cable ventures, which include A&E Networks and National Geographic International. He is also responsible for seeking new cable investments and identifying strategic initiatives for the company.

Previously, Holloway was President of Network Distribution and Affiliate Relations for Universal Television. His responsibilities included distribution, affiliate marketing and affiliate relations for USA Network, Sci-Fi Channel, Trio and News World International. Prior to the sale of USAi to Vivendi and becoming Universal Television, he held a similar position where he oversaw regional operations, national accounts, and local ad sales for the networks revenues for USAi, which included the above television assets plus the Home Shopping Network and America's Store.

SHOPNBC NEW HOSTS

         SARAH ANDERSON has enjoyed a career as an actress which has taken her across the country and across the globe, with tours of Phantom of the Opera, Some Like It Hot, Beauty and the Beast, Joseph, Steel Pier, and as a high-kicking member of the Radio City Rockettes.

         KRISTI DONOVAN, a young veteran of the Walt Disney Company as a singer and host who interviewed numerous celebrities such as Michael J. Fox, Kevin Bacon, Britney Spears, and Michael Jordan, to name a few. In 2000, she produced and hosted At the Top of Her Game, an award-winning sports show in Florida that highlighted female athletes.

         KATINA FORTE started her career in Pittsburgh as a traffic anchor for WPXI-TV, an NBC affiliate. She comes to ShopNBC from QVC where she was a host and an off-air ambassador.

         CONNIE KUNKLE is arguably the "infomercial queen" having charted sales in the multi-million dollars in television sales in the U.S. and aboard. She recently completed the pilot for her show, Greater Homes, which combines her personal passions of home decorating, needlework, crafts and cooking with a big dash of entertainment. She started her hosting career with America's Health Network and has hosted the nationally syndicated, Investor's TV News Magazine.


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         BRIAN KESSLER started his hosting career working as an entertainment news anchor for AOL/Time Warner. He was also a host for TVN Home Shopping, a voice-over talent for advertising campaigns and news magazine series and a professional sales presenter for companies at trade shows across the country.

         WENDI RUSSO starred in several independent films and TV shows. After receiving a degree in Broadcast Journalism, she began writing for entertainment and women's publications. She eventually started her own production company and created a pilot show called Inside LA, where she led viewers to the hottest new restaurants, boutiques and clubs.

The Company defines EBITDA as net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ValueVision Media is an integrated direct marketing company that sells products directly to consumers through television, the Internet, and direct mail. The television home shopping industry is a $7 billion industry growing at a double-digit rate annually. The e-commerce space is even larger and growing faster. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2003 sales of $617 million. At the close of fiscal 2003, ShopNBC was broadcast into approximately 56 million full-time equivalent cable and satellite


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homes. The Company also operates ShopNBC.com, which contributed $111 million in sales in fiscal 2003. Through its wholly-owned subsidiary FanBuzz, the Company provides e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League, Elvis Presley, and Peanuts. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at http://www.valuevisionmedia.com.



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




                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands except share and per share data)

                                                                                OCTOBER 31,          JANUARY 31,
                                                                                   2004                 2004
                                                                                -----------          -----------
                                                                                (Unaudited)
                               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                   $ 26,028              $ 81,033
     Short-term investments                                                        70,448                46,148
     Accounts receivable, net                                                      65,923                71,166
     Inventories                                                                   82,736                67,620
     Prepaid expenses and other                                                     8,336                 5,017
                                                                                 --------              --------
          Total current assets                                                    253,471               270,984
PROPERTY AND EQUIPMENT, NET                                                        52,619                54,511
FCC BROADCASTING LICENSE                                                           31,943                31,943
NBC TRADEMARK LICENSE AGREEMENT, NET                                               19,494                21,914
CABLE DISTRIBUTION AND MARKETING AGREEMENT, NET                                     3,774                 4,445
GOODWILL                                                                                -                 9,442
OTHER INTANGIBLE ASSETS, NET                                                          171                   661
INVESTMENTS AND OTHER ASSETS                                                        2,768                 2,691
                                                                                 --------              --------
                                                                                 $364,240              $396,591
                                                                                 ========              ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                            $ 58,112              $ 51,482
     Accrued liabilities                                                           40,714                33,355
                                                                                 --------              --------
         Total current liabilities                                                 98,826                84,837

LONG-TERM CAPITAL LEASE OBLIGATIONS                                                 1,531                 2,002


SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,
     $.01 PAR VALUE, 5,339,500 SHARES AUTHORIZED; 5,339,500
     SHARES ISSUED AND OUTSTANDING                                                 42,959                42,745

SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value, 100,000,000 shares authorized;                     369                   365
         36,915,448 and 36,487,821 shares issued and outstanding
     Warrants to purchase 8,035,343 and 8,235,343 shares of common stock           46,683                47,638
     Additional paid-in capital                                                   263,521               260,100
     Deferred compensation                                                           (403)                 (646)
     Note receivable from former officer                                           (2,598)               (4,158)
     Accumulated deficit                                                          (86,648)              (36,292)
                                                                                 --------              --------
         Total shareholders' equity                                               220,924               267,007
                                                                                 --------              --------
                                                                                 $364,240              $396,591
                                                                                 ========              ========


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                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                      FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                                OCTOBER 31,                       OCTOBER 31,
                                                      ---------------------------         -------------------------
                                                         2004              2003              2004            2003
                                                      ---------         ---------          --------       ---------
  NET SALES                                           $ 144,341         $ 149,996          $465,016       $ 437,685
  COST OF SALES                                          98,848            96,634           312,539         276,953
                                                    -----------       -----------       -----------     -----------
     Gross profit                                        45,493            53,362           152,477         160,732
                                                    -----------       -----------       -----------     -----------
  OPERATING (INCOME) EXPENSE:
     Distribution and selling                            54,556            47,949           157,633         141,399
     General and administrative                           5,900             3,828            16,682          14,165
     Depreciation and amortization                        5,102             4,662            14,804          13,216
     Asset impairment                                    11,302                 -            11,302               -
     Employee termination costs                           3,326                 -             3,326               -
     Gain on sale of television stations                      -                 -                 -          (4,417)
                                                    -----------       -----------       -----------     -----------
       Total operating expense                           80,186            56,439           203,747         164,363
                                                    -----------       -----------       -----------     -----------
  OPERATING LOSS                                        (34,693)           (3,077)          (51,270)         (3,631)
                                                    -----------       -----------       -----------     -----------
  OTHER INCOME (EXPENSE):
     Gain on sale and conversion of investments               -                 -                 -             361
     Other expense                                         (300)                -               (50)
     Interest income                                        368               315               964           1,064
                                                    -----------       -----------       -----------     -----------
        Total other income                                   68               315               914           1,425
                                                    -----------       -----------       -----------     -----------
  LOSS BEFORE INCOME TAXES                              (34,625)           (2,762)          (50,356)         (2,206)
  Income tax provision                                        -                80                 -             180
  NET LOSS                                              (34,625)           (2,842)          (50,356)         (2,386)
  ACCRETION OF REDEEMABLE PREFERRED STOCK                   (72)              (71)             (214)           (212)
                                                    -----------       -----------       -----------     -----------
  NET LOSS AVAILABLE TO COMMON SHAREHOLDERS           $ (34,697)        $  (2,913)         $(50,570)      $  (2,598)
                                                    ===========       ===========       ===========     ===========
  NET LOSS PER COMMON SHARE                             $ (0.94)          $ (0.08)          $ (1.38)        $ (0.07)
                                                    ===========       ===========       ===========     ===========
  NET LOSS PER COMMON SHARE---ASSUMING DILUTION         $ (0.94)          $ (0.08)          $ (1.38)        $ (0.07)
                                                    ===========       ===========       ===========     ===========
  Weighted average number of common shares
     outstanding:
     Basic                                          $36,870,325       $35,894,859       $36,773,562     $35,855,230
                                                    ===========       ===========       ===========     ===========

     Diluted                                        $36,870,325       $35,894,859       $36,773,562     $35,855,230
                                                    ===========       ===========       ===========     ===========


                 SUBSCRIBER INFORMATION (estimated in millions)
                                   (Unaudited)

                                                               Ending              Ending               Ending
                                                             October 31,         January 31,          October 31,
                                                                2004                2004                 2003
                                                             -----------         -----------          -----------
Full-time Equivalent Subscribers                                58.8                55.6                 54.1
Total Subscribers                                               62.5                61.9                 60.7
Full-time Subscribers                                           52.9                49.0                 47.4


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
RECONCILIATION OF EBITDA TO NET LOSS:                    Third            Third       Nine Months     Nine Months
                                                        Quarter          Quarter         Ended           Ended
                                                       31-Oct-04        31-Oct-03      31-Oct-04       31-Oct-03
                                                       ---------        ---------      ---------       ---------

EBITDA (AS DEFINED) (000'S) (a)                       $ (29,891)        $ 1,585       $ (36,516)        $ 9,946
                                                      =========         =======       =========         =======
A reconciliation of EBITDA to net loss
  is as follows:
EBITDA, as presented                                  $ (29,891)        $ 1,585       $ (36,516)        $ 9,946
Adjustments:
Depreciation and amortization                            (5,102)         (4,662)        (14,804)        (13,216)
Interest income                                              368            315             964           1,064
Income taxes                                                   -            (80)              -            (180)
                                                      ---------        --------       ---------         -------
    Net loss                                          $ (34,625)        $(2,842)      $ (50,356)        $(2,386)
                                                      =========         =======       =========         =======


(a)  EBITDA as defined for this statistical presentation represents net income
     (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. Previous to the second quarter of fiscal 2004, management defined EBITDA as operating income
     (loss) excluding depreciation and amortization expense, other non-operating income (expense) and income taxes. The change was made to conform to the more common definition of EBITDA. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors.

     However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.



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



                            VALUE VISION MEDIA, INC.
                            KEY PERFORMANCE METRICS*
                                   (Unaudited)


                                         ---------------------------------------    -------------------------------------
                                                            Q3                                        YTD
                                             FOR THE THREE MONTHS ENDING 10/31         FOR THE NINE MONTHS ENDING 10/31
                                         ---------------------------------------    -------------------------------------
                                              F04            F03            %            F04          F03            %
                                              ---            ---            -            ---          ---            -
PROGRAM DISTRIBUTION
    Cable FTE's                              36,565         34,787          5%          36,231       34,236          6%
    Satellite FTE's                          21,651         18,843         15%          20,910       18,378         14%

Total FTE's (Average 000's)                  58,216         53,630          9%          57,141       52,614          9%

Net Sales per FTE (Annualized)             $   9.46       $  10.71      -11.7%        $  10.35     $  10.63       -2.7%

New Customer Count                          123,089        105,055         17%         405,515      317,564         28%

Customer Penetration - 12 month rolling        1.4%           1.4%                         n/a          n/a

PRODUCT MIX
    Jewelry                                   58.9%          62.6%                       64.0%        67.0%
    Apparel                                    6.3%           2.8%                        4.7%         1.4%
    Health & Beauty                            3.7%           2.7%                        3.4%         2.5%
    Computer & Electronics                    18.8%          19.0%                       15.6%        16.4%
    Fitness                                    1.2%           1.2%                        1.3%         1.3%
    Home                                      11.1%          11.5%                       11.0%        11.5%

Shipped Units (000's)                         1,106            952         16%           3,655        2,786         31%

Average Price Point - shipped units        $    180       $    224        (20%)       $    178     $    227        (22%)

*Includes ShopNBC TV and ShopNBC.com only.


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